                                                                  EXHIBIT 4.9

                             SUBSCRIPTION AGREEMENT
                             ----------------------

Trans Energy, Inc.
210 Second Street
St. Marys, West Virginia 26170

         1. Subject to the terms and conditions hereinafter set forth, and in the instrument annexed hereto as Exhibit A, the undersigned (the "Purchaser") hereby subscribes for and purchases the number of Common Stock Purchase Warrants of the Company ("Bridge Warrants"), set forth under the Purchaser's name on the signature page hereof. The Bridge Warrants expire on the eighteenth (18th) month anniversary of the issuance date of the Bridge Warrants, each such Bridge Warrant entitling the holder to purchase one share of the Company's Common Stock at an exercise price of $.50 per share and, in the event the Company receives gross proceeds of not less than Three Million ($3,000,000) Dollars from a presently contemplated public offering of the Company's Common Stock, .001 par value ("Common Stock"), and Common Stock Redeemable Warrants of the Company ("Redeemable Warrants") as to which offering or its successful completion there can be no assurance (the "Contemplated Offering"), the right to convert each Bridge Warrant, at no additional cost, into two (2) Redeemable Warrants identical to the Redeemable Warrants to be issued in the Contemplated Offering. Each Redeemable Warrant will entitle the holder to purchase one share of Common Stock at such exercise price. The Purchaser, by signing this Subscription Agreement, agrees that should the Purchaser elect to convert Bridge Warrants into Redeemable Warrants following completion of the Contemplated Offering, the Purchaser has by this Subscription Agreement agreed not to sell any Redeemable Warrants for a period of six (6) months from the date of completion of the Contemplated Offering. While the Company will use every reasonable effort to include the Redeemable Warrants issuable upon conversion of the Bridge Warrants and the Common Stock underlying such Redeemable Warrants in its proposed Registration Statement under the Securities Act of 1933, as amended (the "Act"), for the Contemplated Offering, there can be no assurance that the rules and regulations promulgated under the Act and/or the policy of the Securities and Exchange Commission, all as in effect on the effective date of the Registration Statement for the Contemplated Offering, will permit such securities to be so registered. Additionally, there can be no assurance that the Contemplated Offering will be commenced and, if commenced, successfully concluded.

       2. The minimum subscription is for Twenty-Five Thousand (25,000) Bridge Warrants for a Two Hundred Fifty ($250.00) Dollar Purchase Price. Additional Bridge Warrants are $.01 each.

       3. Upon execution of this Subscription Agreement, the Company will issue and sell to the Purchaser, at a price of $.01 per Bridge Warrant, the Bridge Warrants for the aggregate purchase price (minimum of $250.00) set forth on the signature page hereof (the "Purchase Price"). The Purchase Price is payable upon execution of this Subscription Agreement in United States Dollars either by certified or bank cashier's check payable to the order of the "Trans Energy, Inc. Subscription Account" and delivered to L.B. Saks, Inc., 160 Pearl Street, New York, New York 10005 (the "Placement Agent"), together with this Subscription Agreement, Subscriber Questionnaire and, if applicable, the Purchaser Representative Questionnaire, all fully completed and duly signed where required. At the Placement Agent's election, the Purchase Price may be paid by wire transfer of immediately available funds in accordance with wire transfer instructions from the Placement Agent. The Placement Agent will deposit all funds received for purchase of the Bridge Warrants in a special non-interest bearing account entitled the "Trans Energy, Inc. -Subscription Account" maintained at The Bank of New York, New York, New York (the "Special Account"), such funds to be released to the Company only upon receipt by such bank of the Company's affidavit that Subscriptions for the 500,000 Bridge Warrants have been received and accepted and that the Bridge Warrants have been duly issued in definitive form by the Company to the Purchasers whose funds are being released to the Company.

        4. If this Subscription Agreement is not accepted by the Company, the Placement Agent will cause all funds tendered in payment of the Purchase Price to be returned to the Subscriber within ten (10) business days of the rejection of the Subscription, or the receipt of confirmation of the aforesaid bank that the Purchase Price paid represents cleared funds in the Special Account, whichever is later.

        5. The Bridge Warrants shall be issued in the Purchaser's name, unless otherwise specified on the signature page hereof.

        6. The Purchaser is aware that the Company's primary focus has been the operation of a gas transmission line in West Virginia and the acquisition of oil and gas properties for future exploitation in the Appalachian Basin. In August 1995, the Company acquired a controlling interest in its new subsidiary, Vulcan Energy Corporation ("Vulcan"), which is involved in oil gathering and blending activities in the Texas Gulf Coast area. Reference is made to Exhibits B through L, inclusive, for information relating to the operations of the Company and its subsidiaries, including Vulcan. The Purchaser hereby acknowledges that the Placement Agent has furnished him with the Subscription Agreement and all Exhibits thereto.

        7.  The Purchaser is aware that:

            (a) An investment in the Bridge Warrants of the Company to be sold hereby involves a high degree of risk and restricted transferability. Accordingly, the Purchaser acknowledges that the Purchaser can afford a loss of the Purchaser's entire investment. Neither the United States Securities and Exchange Commission ("SEC") nor any state agency nor any other agency or authority within or outside the United States has passed upon the adequacy or accuracy of this Offering nor made any finding or determination as to the fairness of this investment. Any representation to the contrary is a criminal offense.

            (b) Neither the Bridge Warrants nor the Common Stock underlying the Bridge Warrants have been registered under the Act or the securities laws of any state or the laws of any jurisdiction outside the United States and will be offered and sold in reliance on exemptions from the registration requirements of these laws including, but not limited to, Sections 4(2) and 4(6) of the Act and Regulation D promulgated by the SEC thereunder.

            (c) An investment in the Company depends on the Purchaser's particular circumstances. No private placement memorandum has been prepared. No information concerning the Company other than that contained herein or specifically incorporated herein has been provided to the Purchaser except as provided in Paragraph 8(d) hereof.

The Purchaser is cautioned not to construe this Subscription Agreement or any prior or subsequent communication as constituting legal and/or tax advice. The Company and its officers, directors, employees and representatives, including, but not limited to, the Placement Agent, make no representations or warranties with respect to the Company except as specifically set forth herein.

          (d) This Subscription Agreement does not constitute an offer to sell or a solicitation of an offer to buy any of the Bridge Warrants to anyone in any state or other jurisdiction in which an offer or solicitation is not authorized.

          (e) The Company has provided, or caused the Placement Agent to provide, additional information which the Purchaser or the Purchaser's representative has requested from the Company for the purpose of evaluating the merits and risks of the purchase of the Bridge Warrants. The Company has also provided the Purchaser and/or the Purchaser's representative with an opportunity to meet and confer with its principals regarding all aspects of the Company's business.

          (f) The Company has appointed the Placement Agent in connection with the sale of the Bridge Warrants and will pay the Placement Agent a sales commission of ten (10%) percent of the Purchase Price and ten (10%) percent of the Bridge Warrants, together with a non-accountable expense allowance of three (3%) percent of the Purchase Price.

          (g) Because an investment in the Company is an illiquid investment, the Purchaser recognizes that: (i) the Purchaser must bear the economic risk of investment in the Company for an indefinite period of time since neither the Bridge Warrants nor the

Common Stock underlying the Bridge Warrants have been registered under the Act and, therefore, cannot be sold unless they are subsequently registered under the Act or an exemption from such registration is available and a favorable opinion of counsel acceptable to the Company is obtained; (ii) the Company will place a legend on the Bridge Warrants (and, upon exercise, the certificates evidencing the Common Stock) stating that they have not been registered under the Act and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of either an effective registration statement or an available exemption from the registration provisions of the Securities Act; and (iii) the Company itself shall and/or the Company (with respect to the Common Stock) will instruct its transfer agent to, make a notation in the records with respect to the restrictions on the sale, transfer or disposition of the Bridge Warrants and, when and if the Bridge Warrants are exercised, the underlying Common Stock.

     (h) The Bridge Warrants, by their terms, prohibit their transfer or assignment except in very limited circumstances, and then only in compliance with applicable securities laws.

     (i) The Bridge Warrants are themselves redeemable by the Company for $.01 per Bridge Warrant if the Company is not successful in completing a private placement of Promissory Notes and Bridge Warrants with gross proceeds to the Company of $600,000 by November 15, 1995, subject to the right of the Company or the Placement Agent to extend such offering for up to an additional sixty (60) days.

     (j) The purchase of the Bridge Warrants in no way assures that the Purchaser will ever be entitled to convert the Bridge Warrants into Redeemable Warrants, which are not being offered hereby and are subject to the various contingencies described in this Subscription Agreement.

     No other offering literature or advertising in any form is being employed in the sale and purchase of the Bridge Warrants except for this Subscription Agreement. No person is authorized to give any information or to make any representations not contained in this Subscription Agreement or in the documents appended and bound herewith as Exhibits. Any representation not contained herein must not be relied upon as having been authorized by the Company or its officers or directors. Any distribution or reproduction of this Subscription Agreement (including all or any part of the Exhibits hereto), in whole or in part, or the divulgence of any of its contents, without the prior written consent of the Company, is prohibited.

        8.  The Purchaser represents and warrants to the Company that:

            (a) The Purchaser is an "Accredited Investor" within the meaning of Rule 501 of Regulation D promulgated under the Act, as indicated on Exhibit M annexed hereto.

            (b) The Purchaser has sufficient available financial resources to provide adequately for the Purchaser's current needs, including all possible contingencies, and can bear the economic risk of a complete loss of the Purchaser's investment hereunder without materially affecting the Purchaser's financial condition.

            (c) The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Company and of making an informed investment decision. The Purchaser acknowledges that the Purchaser also has significant prior investment experience, and that the Purchaser recognizes the highly speculative nature of this investment.

     (d) The Purchaser is familiar with the financial condition and prospects of the Company's business, has reviewed the Company's most recent financial statements and each of the Exhibits appended hereto with respect to the Company and its subsidiaries and has been furnished any other material relating to the Company and its activities, the sale and purchase of the Bridge Warrants or anything set forth in this Subscription Agreement (including the Exhibits appended hereto) which the Purchaser has requested from the Company and has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any representation or information set forth in this Subscription Agreement (including the Exhibits appended hereto).

     (e) The Company, its officers, directors and employees, have answered all inquiries that the Purchaser has put to them concerning the Company and its activities and the purchase and sale of the Bridge Warrants.

     (f) The Purchaser has not been furnished any offering literature other than this Subscription Agreement, the form of Bridge Warrant annexed as Exhibit A hereto; certain annual, quarterly and current reports of the Company filed with the SEC pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") annexed hereto as Exhibits C, D, E and F; certain key operative documents concerning the recent acquisition and management provisions for the Company's newly acquired subsidiary, Vulcan Energy Corporation ("Vulcan"), annexed hereto as Exhibits G, H and I ; the unaudited (mere compilations) financial statements of Vulcan for its fiscal years ended January 31, 1994 and 1995, annexed hereto as Exhibits J and K; the Letter of Intent, dated October 5, 1995, between the Company and the Placement Agent (the "Letter of Intent") with respect to the Contemplated Offering, annexed hereto as Exhibit L; and the discussion of the risk factors associated with an investment in the securities of the Company annexed as Exhibit B hereto, and the Purchaser has relied only on the information contained herein (and the Exhibits annexed hereto) and the information furnished or made available to the Purchaser by the Company as described in subparagraphs (d) and (e) above. The Purchaser has carefully reviewed the terms of the Bridge Warrants, the discussion of certain risk factors associated with an investment in the Company, the Company's various reports filed under the Exchange Act, the information provided with respect to Vulcan and the Letter of Intent, all annexed hereto as Exhibits A through L, inclusive.

     Furthermore, except as set forth above, no representations or warranties have been made to the Purchaser, or to the Purchaser's advisors, by the Company, or its officers, directors, employees or representatives (including the Placement Agent) with respect to the business of the Company, the financial condition of the Company and/or the economic, tax, or any other aspect of a purchase of the Bridge Warrants, and the Purchaser has not relied upon any information concerning the sale and the purchase of the Bridge Warrants, written or oral, other than the information contained in this Subscription Agreement and the Exhibits hereto or provided by the Company on request.

          (g) The Purchaser is aware that the Letter of Intent, annexed hereto as Exhibit L, is merely an expression of an intent with respect to the Contemplated Offering, is presently proposed to be a "best effort, all or none" offering and is subject to many variables, and the Purchaser has evaluated his investment in Bridge Warrants in light of the significant possibility that such Contemplated Offering may not occur, or be successfully completed, and that the Bridge Warrants would not be convertible into Redeemable Warrants exercisable for registered (unrestricted) Common Stock.

     (h) The Purchaser has agreed that the Bridge Warrants are redeemable by the Company for the Purchase Price paid if the Company has not received gross proceeds of $600,000 from the private placement of its Promissory Notes and Bridge Warrants on or before November 15, 1995, subject to the right of the Placement Agent or the Company to extend such private placement for up to an additional sixty (60) days.

     (i) The Purchaser is relying upon the Purchaser's own legal counsel, accountant, business advisor(s) and/or others, concerning legal, tax, business and related aspects of the Purchaser's subscription hereunder and the Purchaser's investment in the Company.

     (j) The Purchaser is acquiring the Bridge Warrants for which the Purchaser hereby subscribes for the Purchaser's own account, as principal, for investment purposes only, without a present view of resale, and no other person has a direct or indirect beneficial interest therein. The Purchaser agrees that Purchaser will not sell, transfer or otherwise dispose of the Bridge Warrants and/or the Common Stock issuable upon exercise of the Bridge Warrants unless they are registered under the Securities Act or unless an exemption from such registration is available, and then only under the limited circumstances permitted therein, such as to Purchaser's heirs.

     (k) All of the information which the Purchaser has furnished to the

Company, with respect to the Purchaser's financial position and business experience and all representations provided by the Purchaser are true, correct and complete as of the date of this Subscription Agreement and Purchaser has no knowledge of any expected change in circumstances which may cause such information and/or representations to be incorrect.

     (l) The Purchaser is (i) authorized and qualified to become a Bridge Warrant holder, and authorized to make its investment by purchase of Bridge Warrants in the Company and (ii) any person signing the Subscription Agreement on behalf of the Purchaser has been authorized to do so and has furnished the Placement Agent and the Company with evidence of his authority to sign on behalf of the Purchaser.

 9. There are no registration rights of any type or nature offered, promised or otherwise represented to the Purchaser with respect to the registration of the Bridge Warrants and/or the Common Stock underlying the Bridge Warrants. In the event that the Contemplated Offering is not conducted and/or, if conducted, not successfully completed, the Company is under no obligation, and does not presently intend, to offer the Purchaser any opportunity to have the Bridge Warrants or Common Stock issuable upon its exercise included in any other registration statement that may be filed by the Company. The Company has no present plans for the filing of any registration statement other than in connection with the Contemplated Offering.

 10. The Purchaser specifically agrees that: (i) in the event the Bridge Warrants are convertible into Redeemable Warrants, Purchaser, if the Purchaser elects to convert Bridge Warrants to Redeemable Warrants, will not sell such Redeemable Warrants for a period of six (6) months following the date of completion of the Contemplated Offering and

(ii) that the Bridge Warrants are redeemable by the Company at the Purchase Price paid if the Company does not successfully privately place its Promissory Notes and Bridge Warrants for gross proceeds of $600,000 on or before November 15, 1995, subject to the right of the Placement Agent or the Company to extend such private placement for up to an additional sixty (60) days.

 11. The Purchaser is aware, understands and agrees that the Company is not representing, promising or in any way expressing any commitment to Purchaser that it will conduct and/or complete the Contemplated Offering, even if such failure to conduct or complete the Contemplated Offering constitutes a breach by the Company of the Letter of Intent. The only obligation of the Company is to act in the best interests of the Company and its then stockholders.

 12. The Company proposes to use the proceeds from this Offering (after Offering expenses) for working capital. The Company will have immediate need for additional funds after the completion of this Offering.

 13. The Company hereby makes the following representations, warranties and covenants to the Purchasers, each of which is true and correct as of the date hereof:

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own and lease its properties, to carry on its business as currently conducted and to consummate all of the transactions contemplated by this Subscription Agreement. The Company is duly qualified as a foreign corporation in each jurisdiction in which the conduct of its business or ownership or leasing of its properties requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or prospects of the Company. The Company has all requisite power and authority necessary to own or hold its properties and conduct its business and holds all licenses, permits and other required authorizations from governmental authorities necessary for the conduct of its business.

     (b) The Company has all requisite corporate power to enter into this Subscription Agreement and to carry out and perform its obligations under the terms of this Subscription Agreement, including the issuance and delivery of the Bridge Warrants and, upon exercise of the Bridge Warrants, the shares of Common Stock which underlies the Bridge Warrants.

     (c) The Company has reserved 500,000 shares of its Common Stock for issuance upon exercise of the Bridge Warrants.

     (d) The Company is not in violation or material default under, nor will its execution, delivery and performance of this Subscription Agreement result in a material violation of, or constitute a material default under, the Certificate of Incorporation or Bylaws of the Company or any instrument of indebtedness, mortgage or security agreement, lease or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound.

     (e) There are no pending or threatened legal or governmental proceedings to which the Company is a party which could materially and adversely affect the business, property, financial condition or operations of the Company.

     (f) The Bridge Warrants have been duly and validly authorized and the

Bridge Warrants, when issued and paid for in accordance with the terms of this Subscription Agreement, will be fully paid and nonassessable, except as to the payments stated therein when and if exercised and, if the Bridge Warrants are not redeemed by the Company as provided for herein, the shares of Common Stock, when issued and paid for in accordance with the terms of the Bridge Warrants, will be fully paid and non-assessable.

     (g) This Subscription Agreement is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally or by equitable principles.

     (h) With respect to the Company, this Subscription Agreement does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

 14. The representations and warranties of the Purchaser and the Company contained herein shall survive the delivery of this Subscription Agreement, the receipt of payment for the Bridge Warrants by the Company and the issuance and delivery of the Bridge Warrants (including any subsequent redemption, exercise or conversion of the Bridge Warrants in accordance with their terms). The Purchaser on the one hand, and the Company, on the other, agree to hold each other and their respective directors, officers, employees, agents, trustees, counsel and controlling personnel (and their respective heirs, representatives, successors and assigns) harmless and to indemnify them against al liabilities, costs and expenses incurred by them as a result of any breach by either the

Purchaser or the Company, as the case may be, of any such representations and warranties, or as a result of any violation of any securities laws caused thereby.

 15. Miscellaneous.

     (a) All notices or other communications given or made hereunder shall be in writing and shall be delivered by hand, against written receipt, sent by overnight courier service or mailed by registered or certified mail, return receipt requested, postage prepaid, to the Purchaser at the Purchaser's address set forth below and to the Company at its address set forth above. Notices shall be deemed given on the date of receipt or, if mailed, five (5) business days after mailing, except notices of change of address, which shall be deemed given when received.

     (b) Notwithstanding the place where this Subscription Agreement may be executed by the Purchaser or the Company, they agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflict of laws.

     (c) This Subscription Agreement constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and may be amended only by a writing executed by each of them.

     (d) This Subscription Agreement shall be binding upon and inure to the benefit of both the Purchaser and the Company and their respective heirs, legal representatives, successors and assigns.

     (e) The Purchaser and the Company each hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts located in the Southern District of New York with respect to any action or legal proceeding commenced by either of them with respect to this Subscription Agreement or the Bridge Warrants. Each of them irrevocably waives any objection they now have or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum and consents to the service of process in any such action or proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or at such other address as either of them shall furnish in writing to the other.

     (f) The invalidity or unenforceability of any provision of this Subscription Agreement shall not affect the validity or enforceability of any other provision of this Subscription Agreement.

     (g) The waiver by either the Purchaser or the Company of a breach of any provision of this Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent breach of any provision of this Subscription Agreement.

     (h) The Purchaser and the Company agree to execute and deliver all further documents, agreements and instruments and to take such other further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

     (i) The rights of the Purchaser under this Subscription Agreement may not be assigned without the prior written consent of the Company.

     (j) This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

                          FOR RESIDENTS OF ALL STATES
                          ---------------------------

     THE BRIDGE WARRANTS OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE BRIDGE WARRANTS ARE SUBJECT TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE BRIDGE WARRANTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS CONFIDENTIAL OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                             FOR COLORADO RESIDENTS
                             ----------------------

     THE BRIDGE WARRANTS OFFERED HAVE NOT BEEN REGISTERED UNDER THE COLORADO SECURITIES ACT (THE "ACT"), AND, THEREFORE, CANNOT BE RESOLD OR TRANSFERRED BY THE INVESTOR EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT.

                           FOR CONNECTICUT RESIDENTS
                           -------------------------

     THE BRIDGE WARRANTS OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER SECTION 36-485 OF THE CONNECTICUT GENERAL STATUTES, THE UNIFORM SECURITIES ACT, AS AMENDED (THE "CONNECTICUT ACT"), AND, THEREFORE, CANNOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER SECTION 36-485 OR ANY OTHER SECTION OF THE CONNECTICUT ACT OR UNLESS AN EXEMPTION FROM REGISTRATION PURSUANT TO SECTION 36-490 OF THE CONNECTICUT ACT IS AVAILABLE.

                             FOR FLORIDA RESIDENTS
                             ---------------------

     THE FLORIDA SECURITIES ACT PROVIDES, WHERE SALES ARE TO BE MADE TO FIVE OR MORE PERSONS IN FLORIDA, ANY SALE MADE PURSUANT TO

SUBSECTION 517.061(2) OF THE FLORIDA SECURITIES ACT SHALL BE VOIDABLE BY SUCH FLORIDA PURCHASER EITHER WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE (3) DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

                             FOR GEORGIA RESIDENTS
                             ---------------------

     THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (16) OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

                             FOR ILLINOIS RESIDENTS
                             ----------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECRETARY OF STATE OF ILLINOIS OR THE STATE OF ILLINOIS, NOR HAS THE SECRETARY OF STATE OF ILLINOIS OR THE STATE OF ILLINOIS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               FOR IOWA RESIDENTS
                               ------------------

     IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                             FOR MICHIGAN RESIDENTS
                             ----------------------

     THE BRIDGE WARRANTS OFFERED HAVE NOT BEEN REGISTERED UNDER THE MICHIGAN UNIFORM SECURITIES ACT AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY SET FORTH THEREIN.

                             FOR NEW YORK RESIDENTS
                             ----------------------

     THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM HAS NOT BEEN FILED WITH OR REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW YORK NOR HAS THE ATTORNEY GENERAL PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                            FOR NEW JERSEY RESIDENTS
                            ------------------------

     THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM HAS NOT BEEN FILED WITH OR REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW JERSEY NOR HAS THE ATTORNEY GENERAL PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                          FOR NORTH CAROLINA RESIDENTS
                          ----------------------------

     IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OF DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

     IN WITNESS WHEREOF, the Purchaser has signed this Subscription Agreement as of the date indicated below.

Dated:  October ______, 1995

Subscriber (if a natural person)      Address of Subscriber:

--------------------------------    -----------------------------
(print name under signature)
                                        -----------------------------

Subscriber (if other than a           Social Security Numbers:
            natural person)
                                                              (self)
--------------------------------    --------------------------

                                                              (spouse)
--------------------------------    --------------------------
(print name of Subscriber)

By:
   ----------------------------
   Name:
   Title:

Number of Bridge Warrants:                   Purchase Price: $
                           ----------------                    ----------

Name in which Bridge Warrants are to be registered if other than as above:
                                                                          ------
                                .
--------------------------------

Subscription accepted:

TRANS ENERGY, INC.

By:_____________________________
   Loren E. Bagley, President

                           AGREEMENT TO AMENDMENT OF
                            SUBSCRIPTION AGREEMENT
                                      AND
                         ACKNOWLEDGEMENT OF RECEIPT OF
                                FIRST AMENDMENT

     In connection with my subscription to Common Stock Purchase Warrants ("Bridge Warrants") of Trans Energy, Inc. (the "Company"), offered pursuant to a Private Placement Package for an offering of an aggregate of 500,000 such Bridge Warrants. I hereby agree to the following amendments to Paragraph 2 and 3 of my Subscription Agreement for Bridge Warrants of Trans Energy, Inc.

     A. Paragraph 2 of the Subscription Agreement for Bridge Warrants of the Company is hereby amended by amending said Paragraph 2 in its entirety to read as follows:

     "2. There is no minimum subscription, Bridge Warrants are $.01 each."

     B. Paragraph 3 of the Subscription Agreement for Bridge Warrants of the Company is hereby amended by deleting from the third line thereof the words "(minimum of $250.00)".

     Additionally, I hereby acknowledge receipt of the First Amendment to Private Placement Package, dated October 13, 1995.


Dated:  October ____, 1995

Signature of Subscriber:        Signature of Spouse (if Co-Subscriber)

------------------------      -------------------

------------------------      -------------------
(print name)                     (print name)

Amendment to Subscription Agreement accepted:

TRANS ENERGY, INC.

By:
   -------------------
   Loren E. Bagley, President

                       AGREEMENT TO SECOND AMENDMENT OF
                            SUBSCRIPTION AGREEMENT
                                      AND
                         ACKNOWLEDGEMENT OF RECEIPT OF
                               SECOND AMENDMENT

     In connection with my subscription to Common Stock Purchase Warrants ("Bridge Warrants") of Trans Energy, Inc. (the "Company"), offered pursuant to a Private Placement Package for an offering of an aggregate of 500,000 such Bridge Warrants. I hereby agree to the amendments of my Subscription Agreement for Bridge Warrants of Trans Energy, Inc. by the addition of a new Paragraph 10A thereto.

     The Subscription Agreement for Bridge Warrants of the Company is hereby amended by adding thereto a new Paragraph 10A to read in its entirety as follows:

     "10A. The Purchaser understands that if the Bridge Warrants are convertible into Redeemable Warrants, the Placement Agent will have the authority, in its sole discretion, exercisable from time to time, to release all or any portion of the Redeemable Warrants from the six (6) month no-sale undertaking ("Lock-Up") set forth in Paragraph 10 above. The Placement Agent, however, unless all Redeemable Warrants issued upon conversion of Bridge Warrants are released, must release from the Lock-Up, on a ratable basis, among all Redeemable Warrants then issued upon Conversion of Bridge Warrants (including Bridge Warrants issued to the Placement Agent). The exercise of the Placement Agent's discretion shall be on written notice to the Company and the Company shall cause a notification of the release to be sent to each holder of Redeemable Warrants subject to the Lock-up (and each Bridge Warrant holder if the entire Lock-Up is released) by overnight delivery service to the noticed holder at such holder's address as it then appears in the Company's records for such Bridge Warrants or Redeemable Warrants, as the case may be, at least two (2) days prior to the effective time of the release from the Lock-Up set forth in the notification."

     Additionally, I hereby acknowledge receipt of the Second Amendment to Private Placement Package, dated October 25, 1995.

Dated:  October ____, 1995

Signature of Subscriber:        Signature of Spouse (if Co-Subscriber)

------------------------    ---------------------


------------------------    ---------------------
(print name)                     (print name)

Second Amendment to Subscription Agreement accepted:

TRANS ENERGY, INC.

By:
   ------------------

   Loren E. Bagley, President

                                                      WARRANT DEAL
                                                      Third Amendment Subscript
                                                      Trans 3rd.sa

                        AGREEMENT TO THIRD AMENDMENT OF
                             SUBSCRIPTION AGREEMENT
                                      AND
                          ACKNOWLEDGMENT OF RECEIPT OF
                                THIRD AMENDMENT


     In connection with my subscription to purchase Common Stock Purchase Warrants ("Bridge Warrants") of Trans Energy, Inc. (the "Company"), offered pursuant to a Private Placement Package for an offering of an aggregate of 500,000 such Bridge Warrants. I hereby agree to the following amendments to Paragraphs 1, 3, 9, 10 and 10A and subparagraphs 7(i), 7(j), 8(g), 8(h) and 13(c) of my Subscription Agreement, as heretofore amended, for Bridge Warrants of the Company.

     A. The First Paragraph of the Private Placement Cover Page, as heretofore amended, is further amended and restated in its entirety as follows:

     "TRANS ENERGY, INC., a Nevada corporation (the "Company"), is offering to privately place 500,000 Common Stock Purchase Warrants of the Company (the "Bridge Warrants"), which expire on the 18th month anniversary of their issuance date, each such Bridge Warrant entitling the holder thereof to purchase one (1) share of the Company's Common Stock, $.001 par value (the "Common Stock"), at an exercise price of $.50 per share. In the event the Company files a Registration Statement for a presently contemplated public offering of not less than $3,000,000 of the Company's Common Stock Redeemable Warrants (the "Redeemable Warrants") and Common Stock (the "Contemplated Offering") each and every Bridge Warrant automatically will be converted, without additional cost or action on the part of any holder of a Bridge Warrant, into two (2) Redeemable Warrants, each of which will entitle the holder to purchase one (1) share of Common Stock, subject to call for redemption, at an exercise price (not less than $2.00 per share) as established for the Redeemable Warrants in the Contemplated Offering for a period of five (5) years following a one (1) year restraint on exercise and upon such other terms and conditions as the Redeemable Warrants registered in connection with the Contemplated Offering IF, AND ONLY IF, the Company is successful in its efforts to have any of the Redeemable Warrants issuable upon automatic conversion of the Bridge Warrants (and, to the extent possible, the underlying shares) included in the Registration Statement for the Contemplated Offering on behalf of all holders who become "Selling Securityholders" (and timely comply with all necessary procedures for inclusion in the Registration Statement) and such Registration Statement, including the registration of Redeemable Warrants for Selling Securityholders is declared effective by the Securities and Exchange Commission ("SEC"). There can be no assurance that the Company will ever file a Registration Statement relating to the Contemplated Offering, that the Company will be able to include therein a registration on behalf of the Selling Securityholders and, if filed, that the SEC will declare such Registration Statement effective. All Bridge Warrants, whether or not included in the Registration Statement, automatically will convert to Redeemable Warrants at the date and time, if ever, such Registration Statement is declared effective by the SEC and will be subject to two (2) lock-up arrangements commencing upon effectiveness of such Registration Statement as follows: (i) a two (2) year lock-up on the sale and/or exercise of the Redeemable Warrants without the prior consent of the Company and which will automatically terminate upon the successful completion, if ever, of the Contemplated Offering and (ii) a one (1) year lock-up agreement prohibiting the sale of the Redeemable Warrants without the prior consent of L.B. Saks, Inc. (the "Placement Agent"). Additionally, the Company has the right to redeem the Bridge Warrants, for $.01 per Bridge Warrant, if it does not raise an additional $600,000 by January 14, 1996. "

     B. Paragraph 1 of the Subscription Agreement is amended and restated in its entirety as follows:

     "1. Subject to the terms and conditions hereinafter set forth, and in the instrument annexed hereto as Amended Exhibit A, the undersigned (the "Purchaser") hereby subscribes for and purchases the number of Common Stock Purchase Warrants of the Company ("Bridge Warrants"), set forth under the Purchaser's name on the signature page hereof. The Bridge Warrants expire on the 18th month anniversary of the issuance date of the Bridge Warrants, each such Bridge Warrant entitling the holder to purchase one (1) share of the Company's Common Stock, $.001 par value (the "Common Stock"), at an exercise price of $.50 per share. In the event the Company files a Registration Statement for a presently contemplated public offering of not less than $3,000,000 of the Company's Common Stock Redeemable Warrants (the "Redeemable Warrants") and Common Stock (the "Contemplated Offering"), each and every Bridge Warrant automatically will be converted, without additional cost or action on the part of any holder of a Bridge Warrant, into two (2) Redeemable Warrants, each of which will entitle the holder to purchase one (1) share of Common Stock, subject to call for redemption, at an exercise price (not less than $2.00 per share) as established for the Redeemable Warrants in the Contemplated Offering for a period of five (5) years following a one (1) year restraint on exercise and upon such other terms and conditions as the Redeemable Warrants registered in connection with the Contemplated Offering IF, AND ONLY IF, the Company is successful in its efforts to have any of the Redeemable Warrants issuable upon automatic conversion of the Bridge Warrants (and, to the extent possible, the underlying shares) included in the Registration Statement for the Contemplated Offering under the Securities Act of 1933, as amended (the "Act"), on behalf of all holders who become "Selling Securityholders" (and timely comply with all necessary procedures for such inclusion in the Registration Statement) and such Registration Statement, including the registration of Redeemable Warrants for Selling Securityholders is declared effective by the Securities and Exchange Commission ("SEC"). In the event of automatic conversion of the Bridge Warrants into Redeemable Warrants, the Purchaser, by signing this Agreement agrees (i) not to sell and/or exercise any such Redeemable Warrants held by the Purchaser for a period of two (2) years following the effectiveness of the Registration Statement without the prior consent of the Company, but which restriction on sale and/or exercise immediately shall terminate upon the successful completion of the Contemplated Offering; and (ii) not to sell any such Redeemable Warrants for a period of one (1) year from the effective date of such Registration Statement without the prior consent of L.B. Saks, Inc. (the "Placement Agent"). In order for any Redeemable Warrants (and, to the extent possible, underlying shares) into which the Bridge Warrants may be converted to be included in the Registration Statement, the holders thereof must provide such information and take such other actions as the Company reasonably may require and are usual and customary in connection with the preparation and filing of a Registration Statement. Failure on the part of a particular holder of Redeemable Warrants to comply with such requests shall result in the exclusion of such Redeemable Warrants (and underlying shares) from such Registration Statement. There can be no assurance that the Company will ever file a Registration Statement relating to the Contemplated Offering, that the Company will be able to include therein a registration on behalf of the Selling Securityholders pursuant to the rules and regulations promulgated under the Act and/or the policy of the SEC, all as in effect on the effective date of the Registration Statement and, if filed, that the SEC will declare such Registration Statement effective. Additionally, there can be no assurance that the Contemplated Offering will be commenced and, if commenced, successfully concluded."

     C. Paragraph 3 of the Subscription Agreement, as heretofore amended, is hereby further amended by deleting the words "The Bank of New York" from the fourteenth (14th) line thereof and inserting the words "Citibank, N.A." in their place and stead.

     D. The Company and the Placement Agent have jointly determined to extend the offering date by which to complete a private placement of promissory notes and Bridge Warrants of the Company for an additional sixty (60) days and, as a result thereof,

         (1) Subparagraph 7(i) of the Subscription Agreement is hereby amended by deleting therefrom that portion of the subparagraph beginning with the words "November 15, 1995" in the fourth (4th) line thereof to and including the words "additional sixty (60) days." at the end of such subparagraph and inserting in their place and stead the words "January 14, 1996."; and

         (2) Subparagraph 8(h) of the Subscription Agreement is hereby amended by deleting therefrom that portion of the subparagraph beginning with the words "November 15, 1995" in the fourth (4th) line thereof to and including the words "additional sixty (60) days." at the end of such subparagraph and inserting in their place and stead the words "January 14, 1996.".

     E. Subparagraph 7(j) of the Subscription Agreement is hereby amended by deleting the words "the Purchaser will ever be entitled to convert" from the second (2nd) and third (3rd) lines thereof and inserting in their place and stead the words "there will ever be a conversion of".

     F. Subparagraph 8(g) of the Subscription Agreement is hereby amended by deleting the words "would not be convertible into Redeemable Warrants" from the sixth (6th) and seventh (7th) lines thereof and inserting in their place and stead the words "may not automatically convert into Redeemable Warrants and, even if so converted, be".

     G. Paragraph 9 of the Subscription Agreement is hereby amended by deleting the words "conducted and/or, if conducted, not successfully completed," from the fourth (4th) and fifth (5th) lines thereof and inserting in their place and stead the words "pursued and no Registration Statement filed by the Company is declared effective by the SEC which relates to the registration of the Contemplated Offering and include therein the Redeemable Warrants (and, to the extent possible, the underlying shares), which inclusion the Company will use all reasonable efforts to accomplish".

     H. Paragraph 10 of the Subscription Agreement and Paragraph 10A of the Subscription Agreement, as amended by the Second Amendment, are deleted in their entirety and in their place and stead are inserted the following:

         "10. The Purchaser specifically agrees that (i) the Bridge Warrants are redeemable by the Company at the Purchase Price paid therefor if the Company does not successfully privately place its promissory notes and Bridge Warrants for gross proceeds of $600,000 on or before January 14, 1996, and (ii) in the event the Bridge Warrants are automatically converted into Redeemable Warrants, Purchaser will not sell and/or exercise, as the case may be, such Redeemable Warrants in violation of the following lock-up provisions:

         (a) The Purchaser understands and agrees that if the Bridge Warrants are automatically converted into Redeemable Warrants, the Purchaser will not sell and/or exercise such Redeemable Warrants for a period of two (2) years from the effective date of the Registration Statement which resulted in the automatic conversion, without the consent of the Company (the "Company Lock-Up"). The Company will have the authority, in its sole discretion, exercisable at any time, to release all or any portion of the Redeemable Warrants, as to sale, exercise or both, from the Company Lock-Up, provided, however, that unless all Redeemable Warrants issued upon conversion of the Bridge Warrants are released to the same extent, the

         Company must release from the Company Lock-Up, on ratable basis, among all the Redeemable Warrants issued upon conversion of Bridge Warrants (including Bridge Warrants issued to the Placement Agent). The Company shall exercise its discretion by causing a written notification of the release to be sent to each holder of Redeemable Warrants subject to the Company Lock-Up by overnight delivery service to the noticed holder at such holder's address as it then appears in the Company's records for such Redeemable Warrants at least two (2) days prior to the effective time of the release from the Company Lock-Up set forth in the notification; provided, however, notwithstanding the foregoing the Company Lock-Up shall terminate automatically and without notice upon the date, if ever, that the Contemplated Offering is successfully completed. Additionally, the Company may, at any time prior to the automatic conversion of the Bridge Warrants, waive and terminate the Company Lock-Up by written notice to all holders of Redeemable Warrants, effective upon mailing.

         (b) Purchaser will not sell such Redeemable Warrants for a period of one (1) year from the effective date of the Registration Statement which resulted in the automatic conversion, without the consent of the Placement Agent (the "Placement Lock-Up"). The Placement Agent will have the authority, in its sole discretion, exercisable at any time, to release all or any portion of the Redeemable Warrants from the Placement Lock-Up, provided, however, that unless all Redeemable Warrants issued upon conversion of the Bridge Warrants are released, the Placement Agent must release from the Placement Lock-Up, on ratable basis, among all the Redeemable Warrants issued upon conversion of Bridge Warrants (including Bridge Warrants issued to the Placement Agent). The exercise of the Placement Agent's discretion shall be on written notice to the Company and the Company shall cause a notification of the release to be sent to each holder of Redeemable Warrants subject to the Placement Lock-Up by overnight delivery service to the noticed holder at such holder's address as it then appears in the Company's records for such Redeemable Warrants at least two (2) days prior to the effective time of the release from the Placement Lock-Up set forth in the notification. Additionally, the Placement Agent may, at any time prior to the automatic conversion of the Bridge Warrants, waive and terminate the Placement Lock-Up by written notice to all holders of Redeemable Warrants by first class mail, effective upon mailing."

     I. Subparagraph 13(c) is hereby amended by inserting immediately prior to the "." at the end of such subparagraph the following additional words "and an additional 500,000 shares of Common Stock for issuance, with the foregoing 500,000 shares of Common Stock, upon exercise of Redeemable Warrants in the event of an automatic conversion of the Bridge Warrants into Redeemable Warrants.".

     J. Exhibit A to the Subscription Agreement, consisting of the form of Purchase Warrant for the Common Stock of the Company, and Annex I thereto, is hereby amended in its entirety by Amended Exhibit A attached hereto consisting of an amended form of Purchase Warrant for the Common Stock of the Company and Annex I thereto.

     Additionally, I hereby acknowledge receipt of the Third Amendment to Private Placement Package, dated November 16, 1995, and I hereby reaffirm my Subscription Agreement for Bridge Warrants of the Company as heretofore and hereby amended.

Dated:  November   , 1995

Signature of Subscriber:                Signature of Spouse (if Co-Subscriber):



---------------------------             ----------------------------



---------------------------             ----------------------------
(print name)                            (print name)

                   SUBSCRIBER SIGNATURE(S) MUST BE NOTARIZED

Third Amendment to Subscription Agreement accepted:

TRANS ENERGY, INC.


By:
   --------------------------
 Loren E. Bagley, President

                     SUBSCRIBER INDIVIDUAL ACKNOWLEDGEMENTS
                     --------------------------------------

STATE OF      )
              )ss.:
COUNTY OF     )

     On this _____ day of ____________________, 199___, before me personally came _________________________________________________________________, the
individual(s) described in and who executed the foregoing Agreement to Third Amendment of Subscription Agreement and Acknowledgement of Receipt of Third Amendment, and acknowledge that (she) (he) (they) executed the same.


                                        ----------------------------
                                        Notary Public